Contacts:
Stephan Rohaly	Darby Dye
Chief Financial Officer	Investor Relations-US
+49 89 95 95 5101	510 249 4883
srohaly@scmmicro.de	ddye@scmmicro.com

SCM MICROSYSTEMS REPORTS 2007 FOURTH QUARTER AND YEAR END RESULTS
Operating and Net Profit Achieved in 2007 Fourth Quarter

Ismaning, Germany - March 18, 2008 - SCM Microsystems, Inc. (Nasdaq: SCMM, Prime Standard: SMY), a leading provider of solutions that open the Digital World, today announced final results for its fourth quarter and fiscal year ended December 31, 2007.

Fourth Quarter 2007 Results

Revenue from continuing operations in the fourth quarter of 2007 was $9.7 million, up 3% from $9.4 million in the fourth quarter of 2006. By product segment, fourth quarter 2007 PC Security revenue, reflecting sales of smart card readers and other products for secure network and physical access, was $7.3 million, flat with PC Security sales levels in the fourth quarter of 2006. Digital Media Reader revenue, reflecting sales of OEM digital media reader technology, was $2.4 million, up 12% from $2.1 million in the fourth quarter of 2006.

Gross margin in the fourth quarter of 2007 was 43%, compared with gross margin of 42% in the fourth quarter of 2006.

Operating expenses in the fourth quarter of 2007, as determined in accordance with GAAP, were $4.1 million, compared with GAAP operating expenses of $3.5 million in the fourth quarter of 2006, which included amortization of intangibles and restructuring and other charges of $0.2 million.

As determined in accordance with GAAP, operating income for the fourth quarter of 2007 was $0.1 million, compared with operating income of $0.4 million in the year ago quarter.

As expected, interest income had a positive effect on the Company’s financial results in the fourth quarter and resulted in GAAP income from continuing operations of $0.4 million, or $0.02 per share, compared with GAAP income from continuing operations of $0.7 million, or $0.05 per share, in the fourth quarter of 2006.

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the fourth quarter of 2007 was $27,000, compared with a EBITDA of $0.5 million in the fourth quarter of 2006. (See reconciliation of EBITDA to GAAP accounting contained within this press release.)

Fiscal 2007 Results

Revenue for the year ended December 31, 2007 was $30.4 million, down 9% from $33.6 million for the year ended December 31, 2006. By product segment, PC Security revenue was $24.4 million, up 3% from $23.7 million in fiscal 2006. Digital Media Reader revenue was $6.0 million in fiscal 2007, down 39% from $9.9 million in fiscal 2006, primarily as a result of the loss of a major customer at the beginning of 2007, which higher sales in the second half of the year did not offset. Gross margin in 2007 was 42%, compared with 35% in 2006. Loss from continuing operations in 2007, as determined in accordance with GAAP, was ($3.3) million, or ($0.21) per share, compared with GAAP loss from continuing operations of ($7.7) million, or ($0.49) per share in 2006.

Total net loss for fiscal year 2007, as determined in accordance with GAAP, was ($1.9) million, or ($0.12) per share, including a loss from discontinued operations of ($0.2) million and a gain on the sale of discontinued operations of $1.6 million, compared to total net income of $1.0 million in fiscal year 2006, or $0.07 per share, including a gain from discontinued operations of $3.5 million and a gain on the sale of discontinued operations of $5.2 million.

Cash and cash equivalents at December 31, 2007 were $32.4 million, compared with cash and cash equivalents of $36.9 million at December 31, 2006.

“During 2007, SCM maintained momentum in an increasingly competitive environment, while continuing to leverage the increased efficiency of our organization. Improved gross margins and lower expenses helped narrow our net loss for the year,” said Stephan Rohaly, chief financial officer of SCM Microsystems.

“Over the past several months we have strengthened our management team with broader industry experience, added new sales resources to expand our geographic coverage, and begun to put in place a growth strategy based on delivering new products for new and existing markets,” said Felix Marx, chief executive officer of SCM Microsystems. “Clearly, it will take time and dedicated focus to create the sustainable growth that we desire. Our strategy builds on SCM’s strengths as an innovative developer and trusted supplier of smart card readers to the financial, government and enterprise sectors. Our aim is to establish SCM as a significant supplier of Near Field Communication and other contactless reader technology for fast growing global markets such as electronic and mobile payments.”

Guidance for 2008

For fiscal 2008 as a whole, the Company expects to achieve revenue growth between 25% and 35%, which would result in revenues of $38 million to $41 million for the year. The Company’s projections of revenue growth are based on the planned release of new products currently under development, which are forecasted to generate increased sales volumes beginning in the second half of 2008. The Company further expects base operating expenses between $17 million and $20 million in 2008, including anticipated further investments in sales resources and development activities to address growth initiatives. Within these ranges, the Company currently expects to record both operating and net profit from continuing operations for the full 2008 fiscal year.

Additional Information

SCM does not plan to hold a conference call or webcast to discuss the results of its 2007 fourth quarter and year end. For more information on SCM’s fiscal 2007 results, please see the Company’s Annual Report on Form 10-K for year ended December 31, 2007, filed with the U.S. Securities and Exchange Commission on March 18, 2008.

About SCM Microsystems

SCM Microsystems is a leading provider of solutions that open the Digital World by enabling people to conveniently access digital content and services. The company develops, markets and sells the industry’s broadest range of smart card reader technology for secure PC, network and physical access and digital media readers for transfer of digital content to OEM customers in the government, financial, enterprise, consumer electronics and photographic equipment markets worldwide. Global headquarters are in Ismaning, Germany. For additional information, visit the SCM Microsystems web site at www.scmmicro.com.

NOTE: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include, without limitation, the statements by Felix Marx and our statements contained above regarding our expectations for the Company’s fiscal year 2008 revenue growth, operating expenses and expected operating and net profit from continuing operations. These statements are based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated herein. Our financial results may not meet expectations. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, that could cause our actual business and operating results to differ, including, but not limited to, our ability to grow market share and revenues based on a strategy of developing and selling new products into current and new markets; our ability to successfully develop and introduce new products that satisfy the evolving and increasingly complex requirements of customers; the fact that sales to a relatively small number of customers historically have accounted for a significant percentage of the Company's revenue; the markets in which we participate or target may not grow, converge or standardize at anticipated rates or at all, including the financial, government and enterprise security markets that we are targeting; we may not successfully compete in the markets in which we participate or target; competitors could take market share or create pricing pressure; and we may not be successful in maintaining operating expenses at current or lower levels. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports filed with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2007.

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All trade names are trademarks or registered trademarks of their respective holders.

--Financials Follow--

SCM MICROSYSTEMS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited, except for twelve months figures)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues	$9,714	$9,428	$30,435	$33,613
Cost of revenues	5,580	5,505	17,781	21,756
Gross profit	4,134	3,923	12,654	11,857
Operating expenses:
Research and development	795	652	3,123	3,767
Sales and marketing	1,802	1,444	6,603	7,498
General and administrative	1,479	1,210	7,132	7,548
Amortization of intangible assets	--	170	272	666
Restructuring and other charges (credits)	--	54	(4)	1,120
Total operating expenses	4,076	3,530	17,126	20,599
Income (loss) from operations	58	393	(4,472)	(8,742)
Interest and other, net	294	316	1,293	1,125
Income (loss) from continuing operations before income taxes	352	709	(3,179)	(7,617)
Benefit (provision) for income taxes	11	(26)	(113)	(73)
Income (loss) from continuing operations	363	682	(3,292)	(7,690)
Gain (loss) from discontinued operations	(13)	715	(215)	3,508
Gain (loss) on sale of discontinued operations	17	(63)	1,586	5,224
Net income (loss)	$367	$1,334	$(1,921)	$1,042
Loss per share from continuing operations:
Basic and diluted	$0.02	$0.05	$(0.21)	$(0.49)
Gain (loss) per share from discontinued operations: Basic and diluted	$0.00	$0.04	$0.09	$0.56
Net income (loss) per share:
Basic and diluted	$0.02	$0.09	$(0.12)	$0.07
Shares used in computing loss per share:
Basic	15,736	15,683	15,725	15,638
Diluted	15,759	15,714	15,725	15,638

Note: Financial results contained in this release reflect continuing operations of the Company’s PC Security and Digital Media Reader businesses only. The Company completed the sale of its Digital TV solutions business in May 2006; therefore, financial results for the Digital TV solutions business are being accounted for as discontinued operations.

SCM MICROSYSTEMS, INC.
Reconciliation of EBITDA Calculation to GAAP Accounting
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
EBITDA	$27	$523	$(4,238)	$(7,931)

Interest income	405	407	1,639	1,350
Provision for income taxes	11	(26)	(113)	(73)
Depreciation and amortization	(80)	(222)	(580)	(1,036)

Net income (loss) from continuing operations	$363	$682	$(3,292)	$(7,690)

We conduct a significant amount of our business in Europe, we are dually traded on the U.S. Nasdaq and German Prime Standard stock exchanges, our corporate headquarters are located in Germany and the majority of our investors are German-based. Based on these factors, we have determined that EBITDA is a relevant measure of performance for our company, as it is a metric commonly used among companies doing business in Europe and is therefore a helpful tool for communicating our performance to our investors and analysts and for comparisons to other companies in Europe and within our industry.

EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance determined in accordance with accounting principles generally accepted in the United States. While we believe that EBITDA is useful within the context described above, it is in fact incomplete and not a measure that should be used to evaluate the full performance of the Company or its prospects. Such evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business and how regulations and the other aforementioned items affect the final amounts that are or will be available to shareholders as a return on their investment. Net income determined in accordance with U.S. GAAP is the most complete measure available today to evaluate all elements of our performance. Similarly, our Consolidated Statement of Cash Flows, as presented in our most recent filings with the Securities and Exchange Commission, provide the full accounting for how we have decided to use resources provided to us from our customers, lenders and shareholders.

SCM MICROSYSTEMS, INC.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
ASSETS	2007	2006
Current assets:
Cash, cash equivalents and short-term investments	$32,444	$36,902
Accounts receivable, net	8,638	6,583
Inventories	2,738	1,927
Other current assets	1,455	2,489
Total current assets	45,275	47,901

Property, equipment and other assets, net	3,289	3,182
Intangibles, net	--	272
Total assets	$48,564	$51,355

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,063	$4,572
Accrued expenses and other current liabilities	8,185	11,362
Total current liabilities	11,248	15,934
Long-term income taxes payable	200	--
Deferred tax liability	77	103

Stockholders’ equity	37,039	35,318
Total liabilities and stockholders’ equity	$48,564	$51,355